UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2005

HOLLY ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32225 (Commission File Number)	20-0833098 (I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1600 Dallas, Texas (Address of principal executive offices)	75201-6927 (Zip code)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On June 14, 2005, Holly Energy Partners, L.P. (the “Partnership”), Holly Energy Finance Corp., a wholly-owned subsidiary of the Partnership (“Finance Corp.,” and together with the Partnership, the “Issuers”), announced that the Issuers have priced an offering (the “Offering”) of an additional $35,000,000 principal amount of their existing 6.25% Senior Notes due 2015 (the “Notes”), in accordance with the exemptions from registration requirements of the Securities Act of 1933 (the “Securities Act”) afforded by Section 4(2) of the Act and Rule 144A under the Act, and outside the United States in compliance with Regulation S under the Act.

      In connection with the Offering, the Issuers and the Partnership’s wholly-owned subsidiaries (the “Guarantors”) have entered into a purchase agreement (the “Purchase Agreement”) with the initial purchaser (the “Initial Purchaser”) of the Notes which contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Issuers and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities. In addition, the Purchase Agreement contemplates the execution of a registration rights agreement, pursuant to which the Issuers will agree to conduct a registered exchange offer for the Notes or cause to become effective a shelf registration statement providing for resale of the Notes.

      The Offering is expected to close on June 28, 2005, subject to customary closing conditions.

Item 7.01 Regulation FD Disclosure.

     The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

      Furnished as Exhibit 99.1 and incorporated herein by reference herein in its entirety is a copy of a press release issued by the Partnership on June 14, 2005 announcing the Offering.

      The Partnership is furnishing the information contained in this report, including the exhibit hereto, pursuant to Regulation FD promulgated by the Securities and Exchange Commission (“SEC”). This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, unless we specifically incorporate it by reference in a document filed under the Exchange Act or the Securities Act. By filing this report on Form 8-K and furnishing this information, the Partnership makes no admission as to the materiality of any information in this report, including any exhibits hereto, or that any such information includes material investor information that is not otherwise publicly available.

      The information contained in this report, including the information contained in the exhibit hereto, is intended to be considered in the context of our SEC filings and other public announcements that the Partnership may make, by press release or otherwise, from time to time. The Partnership disclaims any current intention to revise or update the information contained in this report, including the information furnished in the exhibits hereto, although the Partnership may do so from time to time as our management believes is warranted. Any such updating may be made through the furnishing or filing of other reports or documents with the SEC, through press releases or through other public disclosure.

      The information contained in this report and any exhibit hereto is neither an offer to sell nor a solicitation of an offer to buy any of the Notes. The Notes that the Partnership intends to offer will not be registered under the Securities Act, or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

99.1	—	Press Release of the Company issued June 14, 2005.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P. its General Partner

	By:	Holly Logistic Services, L.L.C. its General Partner

		By:	/s/ Stephen J. McDonnell

Stephen J. McDonnell Vice President and Chief Financial Officer

Date: June 15, 2005

EXHIBIT INDEX

Exhibit
Number		Exhibit Title

99.1	—	Press Release of the Company issued June 14, 2005.